CONTACTS

From: Anthony J. DeFazio	For: Brian D. Jones, CFO & Treasurer
DeFazio Communications, LLC	American Realty Capital Trust, Inc.
tony@defaziocommunications.com	bjones@arctreit.com
Ph: (484-532-7783)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

American Realty Capital Trust Announces Date of First Quarter 2012 Financial Results Release and Conference Call

New York, New York, April, 27, 2012 – American Realty Capital Trust, Inc. (NASDAQ: ARCT) (“ARCT” or the “Company”) announced today it plans to issue its first quarter financial results on Monday, May 7, 2012 and host its first quarter conference call and webcast on Tuesday, May 8, 2012 at 12:00 p.m. Eastern Time. William M. Kahane, Chief Executive Officer and Brian D. Jones, Chief Financial Officer, will conduct the call.

Live Conference Call and Webcast Details*

Domestic Dial-In Number: 1-866-843-0890

International Dial-In Number: 1-412-317-9250

Conference ID: 5564016

Webcast: www.arctreit.com/q1earningscall

*Participants should dial in 10-15 minutes early.

Replay Conference Call Details

Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088

Conference ID: 10012424

Dates Available: May 8, 2012 (one hour after the end of the conference call) to May 23, 2012 at 9:00 AM ET

Important Notice

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company.

American Realty Capital Trust, Inc., a publicly traded Maryland corporation listed on The NASDAQ Global Select Market, is a leading self-administered real estate company that owns and acquires single tenant free standing commercial real estate properties that are primarily net leased on a long-term basis to investment grade credit rated and other creditworthy tenants.

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve risks and uncertainties that could cause the outcome to be materially different.

Additional information about the Company can be found on the Company’s website at www.arctreit.com.